UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2012

JMG Exploration, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
180 South Lake Ave. Seventh Floor Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(626) 792-3842

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company has entered into a definitive agreement to acquire Ad-Vantage Networks, Inc., a development stage corporation that is engaged in digital advertising service technology (“Ad-Vantage”).

On completion of the proposed transaction:

•

Ad-Vantage will become a wholly owned subsidiary of JMG Exploration;

•

JMG will effect or have effected a one-for-two reverse stock split;

•

JMG, after giving effect to the reverse split will have 19,591,593 shares of common stock outstanding, of which 16,997,388 shares will be issued to complete the acquisition;

•

JMG will extend its three classes of warrants ($4.25, $5.00 and $6.00) for a period of 18 months from the closing of the transaction;

•

JMG will cause the officers and directors of Ad-Vantage to become officers and directors of JMG Exploration;

•

JMG will have a board of directors that will consist of five persons, two of whom will be designated by Ad-Vantage, two by JMG and one independent director to be mutually designated by the parties.

The acquisition will result in the current stockholders of JMG owning approximately 13.2% of the Company and the security holders of Ad-Vantage, as a group, owning the balance.

The close of the transaction is subject to:

•

completion and delivery of audited Ad-Vantage financial statements;

•

there being no material adverse change in the operations and financial condition of Ad-Vantage;

•

the approval of Ad-Vantage stockholders;

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the execution of lock up agreements by officers of Ad-Vantage;

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the registration of approximately 6,381,000 shares of common stock (out of the 16,997,388 shares to be issued) pursuant to an effective registration statement filed with Securities and Exchange Commission; and

•

compliance with other customary terms and conditions.

Pending close of the transaction the Company has agreed to lend $1,400,000 to Ad-Vantage on a secured basis at an interest rate of 10% per year. If the transaction is not closed, all outstanding loan amounts will be due no later than about January 11, 2014.

Item 9.01    Financial Statements and Exhibits.

On July 12, 2012, JMG Exploration, Inc. issued a press release indicating that the Company entered into a definitive agreement to acquire Ad-Vantage Networks, Inc., a development stage corporation that is engaged in digital advertising service technology. A copy of the Merger Agreement, related supporting documentation, and the press release are attached to this report as indicated below.

 (c) Exhibits

Exhibit No.	Description
2.1	Ad-Vantage Agreement and Plan of Merger
10.1	JMG Ad-Vantage Promissory Note
10.2	JMG Ad-Vantage Financing and Security Agreement
10.3	JMG Ad-Vantage Patent Security Agreement
99.1	Press Release dated July 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2012	JMG Exploration, Inc.
/s/ Justin Yorke
Justin Yorke, Chief Executive Officer